                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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
                                            Three Months Ended      Six Months Ended
                                               September 30,         September 30,
                                           --------------------    ------------------
                                              2002       2001       2002       2001
                                              ----       ----       ----       ----
Net Income                                 $  77,680      3,484    148,546      7,930
                                           =========    =======    =======    =======

Weighted average shares outstanding          205,397    204,587    205,202    204,687

Reduction for common shares not yet
 released by Employee Stock Ownership Plan     6,136      8,245      6,412      8,493
                                           ---------    -------    -------    -------

Total weighted average common shares
 outstanding for basic computation           199,261    196,342    198,790    196,194
                                           =========    =======    =======    =======

Basic earnings per share                   $     .39        .02        .75        .04
                                           =========    =======    =======    =======

Total weighted average common shares
 outstanding for basic computation           199,261    196,342    198,790    196,194

Common stock equivalents due to dilutive
 effect of stock options                       2,462      2,647      2,462      2,647
                                           ---------    -------    -------    -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                     201,723    198,989    201,252    198,841
                                           =========    =======    =======    =======

Diluted earnings per share                 $     .39        .02        .74        .04
                                           =========    =======    =======    =======
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